CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 4, 2000 for Jefferson Pilot LifeAmerica Insurance Company and March 23, 2000 for JPF Separate Account B in Post-Effective Amendment No. 8 to the Registration Statement (Form S-6 No. 33-77496) and related Prospectus for the registration of units of interest in the JPF Separate Account B under individual flexible premium variable life insurance policies offered by Jefferson Pilot LifeAmerica Insurance Company.

                                                    /s/ Ernst & Young LLP

Greensboro, North Carolina
April 24, 2000